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                                                                EXHIBIT 23.1


                        [ARTHUR ANDERSEN LLP LETTERHEAD]





                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report and to all references to our Firm included in or made a part of this registration statement.



                                                        ARTHUR ANDERSEN LLP



Philadelphia, Pa.,
  July 2, 1996